EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------




As independent public accountants, we hereby consent to the inclusion of our report dated October 27, 1999 on the combined statement of operating income of Gallerias I, II and III (the Building) for the year ended December 31, 1998, in this Current Report on Form 8-K/A of Urban Shopping Centers, Inc. It should be noted that we have not audited any financial statements of the Building subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.




/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP



Houston, Texas
January 28, 2000